Exhibit (g)(26)

FINANCIAL INVESTORS TRUST

1290 Broadway, Suite 1100

Denver, Colorado 80203

December 9, 2013

State Street Bank and Trust Company

2 Avenue de Lafayette

Boston MA 02111

Attention: Denis Valdinocci

Re:	Financial Investors Trust (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established the following series to be known as ALPS/Red Rocks Listed Private Equity Fund, Clough China Fund, ALPS/CoreCommodity Management CompleteCommodities Strategy Fund, CoreCommodity Management Cayman Commodity Fund Ltd., ALPS Real Asset Income Fund (Cayman) Ltd., RiverFront Dynamic Equity Income Fund, RiverFront Global Allocation Fund, RiverFront Global Growth Fund, RiverFront Moderate Growth/Income Fund, RiverFront Conservative Income Builder Fund, ALPS/Alerian MLP Infrastructure Index Fund and ALPS/WMC Disciplined Value Fund, respectively (the “Portfolio(s)”).

In accordance with Section 19.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of June 1, 2013 and effective as of November 1, 2013, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street also act as Custodian for the Portfolios under the terms of the Agreement. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Agreement. Appendix A to the Agreement shall be deleted and replaced in its entirety with Appendix A attached herein.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

FINANCIAL INVESTORS TRUST
on behalf of:
EACH OF THE ENTITIES SET FORTH ON APPENDIX A HERETO

By:	/s/ Edmund J. Burke
Name:	Edmund J. Burke
Title:	President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President, Duly Authorized

Effective Date:	December 9, 2013

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

Financial Investors Trust

ALPS Real Asset Income Fund

ALPS Real Asset Income Fund (Cayman) Ltd.

ALPS/Red Rocks Listed Private Equity Fund

Clough China Fund

ALPS/Core Commodity Management CompleteCommodities Strategy Fund

Core Commodity Management Cayman Commodity Fund Ltd.

RiverFront Dynamic Equity Income Fund

RiverFront Global Allocation Fund

RiverFront Global Growth Fund

RiverFront Moderate Growth/Income Fund

RiverFront Conservative Income Builder Fund

ALPS/Alerian MLP Infrastructure Index Fund

ALPS/WMC Disciplined Value Fund